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                                                                     EXHIBIT 5.1


                             MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                            CHICAGO, ILLINOIS  60605



                                  June 6, 1996



Diamond Home Services, Inc.
222 Church Street
Diamond Plaza
Woodstock, Illinois 60098

     Re:  Registration Statement on Form S-1
          File No. 333-3822
          -------------------------------

Ladies and Gentlemen:

          You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which (i) Diamond Home Services, Inc. (the "Company") intends to issue and sell in an initial public offering 2,687,000 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), plus up to an additional 137,950 shares of Common Stock granted to the underwriters by the Company to cover over-allotments (the "Primary Shares") and (ii) certain stockholders of the Company intend to sell in such offering 733,000 shares of Common Stock, plus up to an additional 375,050 shares of Common Stock granted to the underwriters by the selling stockholders to cover over-allotments (the "Secondary Shares").

          In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth and have consulted with and are relying upon special Delaware counsel. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

          Based upon and subject to the foregoing, we are of the opinion that upon filing the Amended and Restated Certificate of Incorporation of the Company filed as

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Diamond Home Services, Inc.
June 6, 1996
Page 2


Exhibit 3.1 to the Registration Statement, (i) the Primary Shares will have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Secondary Shares will have been duly authorized and will have been validly issued and fully paid and will be non-assessable.

          We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ McDermott, Will & Emery